Exhibit 99.1

Tessco Reports First-Quarter 2020 Financial Results

Quarterly Revenues of $130.7 Million

Quarterly Dividend of $0.20 per Share Declared

HUNT VALLEY, MD, July 22, 2019—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its first quarter of fiscal 2020, ended June 30, 2019.

First-Quarter Highlights:

•	Revenue of $130.7 million
•	Solid progress on new business development initiatives, across all markets
•	Reduction in SG&A expense of 3.0%
•	Declared quarterly dividend of $0.20 per share

	First Quarter FY 2020	First Quarter FY 2019	Fourth Quarter FY 2019
Revenue	$130.7M	$150.9M	$145.0M
(Loss) earnings per diluted share	$(0.29)	$0.13	$0.06
EBITDA per diluted share *	$(0.28)	$0.31	$0.22
Operating margin	(2.5)%	1.2%	0.7%

* EBITDA per diluted share and EBITDA (on which EBITDA per diluted share is based) are Non-GAAP financial measures. Non-GAAP financial measures indicated by an asterisk (*) in the above chart of this press release are so indicated as a means to direct the reader to the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Fourth-Quarter Revenue by Market:

	Year over Year Q1 FY 2020 vs. Q1 FY 2019	Sequential Q1 FY 2020 vs. Q4 FY 2019
Commercial:
Public Carrier	(17.0)%	(22.7)%
VAR & Integrator	(0.5)%	4.3%
Total Commercial	(6.8)%	(6.8)%
Retail	(28.8)%	(18.1)%
Total	(13.4)%	(9.8)%

“We planned for a loss in the first quarter; however, project delays, slower realization of new business generation opportunities and greater-than-anticipated retail market softness, contributed to a larger loss than expected,” said Murray Wright, President and Chief Executive Officer. “We are confident in our ability to return to a profitable growth trajectory over the remainder of the fiscal year.

“In the Public Carrier ecosystem, we were affected by the inherent unevenness of this market as several large customers adjusted their forecasts and/or delayed their purchases in the first quarter,” said Wright. “VAR and Integrator revenues were essentially flat.  Despite the lower first-quarter revenue in the Commercial segment, we believe we will grow revenue in this business.  We are continuing to gain market share and look forward to the emergence and adoption of several new technology advancements, including 5G, CBRS and IoT.  Tessco is well positioned to capitalize on these growth opportunities.

“We experienced significant decline in our Retail segment, primarily due to the retail customer transition we discussed last quarter as well as ongoing overall market softness,” said Wright. “While we did not make up for the loss of this customer this quarter, our strategy to expand into new markets is generating positive momentum in mass consumer electronics, airport and wholesale channels. We have many business generation opportunities in the pipeline for the remainder of the fiscal year. We believe these opportunities, combined with our strong supplier partnerships, will lead to longer-term revenue improvement.

“Despite the confluence of factors that affected our first-quarter performance, the underlying fundamentals of the business are solid,” said Wright. “We are growing with several Tier 1 carriers and their related contractors, as well as with National Solution Providers and strategic retail customers. In addition, our cost management structure positions us well to benefit from the expected growth in the business during the remainder of the year.

“Looking ahead to the rest of fiscal 2020, we expect significant improvement over our first-quarter performance, including returning to quarterly profitability in Q2,” said Wright. “While we expect to achieve higher revenue and earnings for the remaining nine-month period of the fiscal year, we are now less certain in achieving full fiscal year revenue and earnings growth. We are executing our long-term strategy and are well positioned to capitalize on market opportunities as the wireless ecosystem enters a widely anticipated extended period of double-digit growth. While our results will not be as linear as we would like given the nature of our markets, we believe our strategy is working and our opportunities are significant.”

First-Quarter 2020 Financial Results

For the fiscal 2020 first quarter, revenues totaled $130.7 million, compared with $150.9 million for the first quarter of fiscal 2019. The decrease in revenue was driven by lower sales in Tessco’s Public Carrier and Retail businesses.

Gross profit was $25.3 million for the first quarter of fiscal 2020, compared with $30.7 million for the same quarter of fiscal 2019. Gross profit was down 17.7% for the quarter, as a result of lower sales volume and the impact of tariffs and higher-than normal-inventory write-offs. Gross margin was 19.3% of revenue for the first quarter of fiscal 2020, compared with 20.3% in the first quarter of last year.

As a result of the Company’s ongoing expense control initiatives and productivity enhancements, first-quarter selling, general and administrative (SG&A) expenses of $28.1 million were down 3.0% from the prior-year quarter.  The first quarter of fiscal 2020 also included a restructuring charge of approximately $0.5 million.

Net loss and loss per share were $2.5 million and $0.29, respectively, for the first quarter of fiscal 2020. This compares with net income of $1.2 million and diluted earnings per share of $0.13, for the prior-year first quarter.

Cash Dividend

The Company’s Board of Directors has declared a quarterly cash dividend of $0.20 per common share payable on August 21, 2019 to common shareholders of record on August 7, 2019. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Business Outlook

The Company continues to expect revenue growth in fiscal 2020 in the Commercial segment, offset by a decline in the Retail segment, primarily resulting from the retail customer transition that occurred in the first quarter and overall retail market softness. SG&A is expected to increase as the Company continues to invest in business generation resources and in technology initiatives. Because of the anticipated timing of revenues and SG&A investments, the Company expects revenue and earnings to be stronger in the second half of the fiscal year.  The company also expects quarterly profitability for the remaining three quarters of the fiscal year.

The Company expects revenue and earnings for the remaining nine-month period of fiscal 2020 to exceed the results for the same period of fiscal year 2019. However, in light of first-quarter 2020 results, Tessco is not able to affirm its prior expectation of achieving full-year revenue and earnings growth.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. Over time, Tessco’s business has become more diverse and complex.  For most of its customers, Tessco typically ships products within several days after booking orders, which makes it more difficult to forecast future results. For some larger customers, Tessco has greater visibility to their future purchases, but less certainty as to the exact timing of the shipments.  The Business Outlook published in this press release reflects only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

First-Quarter Fiscal 2020 Conference Call

Management will host a conference call to discuss first-quarter fiscal year 2020 results and business outlook tomorrow, Tuesday, July 23, 2019 at 8:30 a.m. ET. To participate in the conference call, please call 877-824-7042 (domestic call-in) or 647-689-6625 (international call-in) and reference code #3788857.

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

Non-GAAP Information

EBITDA and EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by Tessco’s diluted weighted average shares outstanding.

Management believes EBITDA and EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. Neither EBITDA nor EBITDA per diluted share is a recognized term under GAAP, and EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, neither EBITDA nor EBITDA per diluted share is intended to be a measure of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial and retail customers in the wireless infrastructure and mobile device accessories markets. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. Tessco supplies more than 50,000 products from 400 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 31, 2019, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

Jamie Bernard, IRC
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended
	June 30, 2019	July 1, 2018	March 31, 2019

Revenues	$130,729,300	$150,919,400	$144,963,800
Cost of goods sold	105,465,800	120,221,300	116,696,600
Gross profit	25,263,500	30,698,100	28,267,200
Selling, general and administrative expenses	28,096,500	28,961,300	27,280,300
Restructuring charge	488,000	-	-
(Loss) income from operations	(3,321,000)	1,736,800	986,900
Interest, net	208,700	174,400	186,700
(Loss) income before (benefit) provision for income taxes	(3,529,700)	1,562,400	800,200
(Benefit) provision for income taxes	(1,036,900)	404,000	308,200
Net (loss) income	$(2,492,800)	$1,158,400	$492,000

Basic (loss) earnings per share	$(0.29)	$0.14	$0.06
Diluted (loss) earnings per share	$(0.29)	$0.13	$0.06
Basic weighted average shares outstanding	8,494,168	8,410,909	8,459,926
Diluted weighted average shares outstanding	8,494,168	8,604,820	8,587,632

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	June 30,	March 31,
	2019	2019
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$17,200	$30,300
Trade accounts receivable	81,254,400	93,966,200
Product inventory, net	101,407,700	71,845,400
Lease asset - right of use, current	2,862,900	-
Prepaid expenses and other current assets	7,555,600	5,562,800
Total current assets	193,097,800	171,404,700

Property and equipment, net	14,650,000	15,003,500
Goodwill, net	11,677,700	11,677,700
Deferred tax assets	55,300	55,300
Lease asset - right of use	1,535,400	-
Other long-term assets	8,538,000	8,354,600
Total assets	$229,554,200	$206,495,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$90,769,300	$73,059,700
Payroll, benefits and taxes	5,386,300	5,929,500
Income and sales tax liabilities	251,600	749,000
Accrued expenses and other current liabilities	2,778,800	2,652,400
Revolving line of credit	20,115,200	14,378,100
Lease liability, current	2,852,400	-
Total current liabilities	122,153,600	96,768,700

Lease liability	1,568,400	-
Long-term liabilities	947,400	939,900
Total liabilities	124,669,400	97,708,600

Shareholders’ equity:
Preferred stock	-	-
Common stock	100,300	99,800
Additional paid-in capital	63,148,000	62,666,400
Treasury stock	(57,803,200)	(57,614,100)
Retained earnings	99,439,700	103,635,100
Total shareholders’ equity	104,884,800	108,787,200
Total liabilities and shareholders’ equity	$229,554,200	$206,495,800

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended
	June 30, 2019	July 1, 2018	March 31, 2019

Net (loss) income as reported	$(2,492,800)	$1,158,400	$492,000
Add:
(Benefit) provision for income taxes	(1,036,900)	404,000	308,200
Interest, net	208,700	174,400	186,700
Depreciation and amortization	960,800	937,100	912,100
EBITDA	$(2,360,200)	$2,673,900	$1,899,000
Add:
Stock based compensation	338,900	320,500	264,600
EBITDA, adjusted	$(2,021,300)	$2,994,400	$2,163,600

EBITDA per diluted share	$(0.28)	$0.31	$0.22
Adjusted EBITDA per diluted share	$(0.24)	$0.35	$0.25

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended June 30, 2019			Three Months Ended July 1, 2018			Growth Rates Compared to Prior Year Period
Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$33,486	$-	$33,486	$40,360	$-	$40,360	(17.0%)	-	(17.0%)
VAR and Integrator	65,194	-	65,194	65,547	-	65,547	(0.5%)	-	(0.5%)
Retail	-	32,049	32,049	-	45,012	45,012	-	(28.8%)	(28.8%)
Total revenues	$98,680	$32,049	$130,729	$105,907	$45,012	$150,919	(6.8%)	(28.8%)	(13.4%)

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$4,253	$-	$4,253	$5,626	$-	$5,626	(24.4%)	-	(24.4%)
VAR and Integrator	15,969	-	15,969	15,917	-	15,917	0.3%	-	0.3%
Retail	-	5,042	5,042	-	9,155	9,155	-	(44.9%)	(44.9%)
Total gross profit	$20,222	$5,042	$25,264	$21,543	$9,155	$30,698	(6.1%)	(44.9%)	(17.7%)
% of revenues	20.5%	15.7%	19.3%	20.3%	20.3%	20.3%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended June 30, 2019	Three Months Ended July 1, 2018	Growth Rates Compared to Prior Year Period
Product Revenues
Base Station Infrastructure	$69,069	$74,314	(7.1%)
Network Systems	22,552	22,777	(1.0%)
Installation, Test and Maintenance	6,025	7,431	(18.9%)
Mobile Device Accessories	33,083	46,397	(28.7%)
Total revenues	$130,729	$150,919	(13.4%)

Product Gross Profit
Base Station Infrastructure	$14,521	$15,716	(7.6%)
Network Systems	3,927	3,663	7.2%
Installation, Test and Maintenance	1,084	1,473	(26.4%)
Mobile Device Accessories	5,732	9,846	(41.8%)
Total gross profit	$25,264	$30,698	(17.7%)
% of revenues	19.3%	20.3%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended June 30, 2019			Three Months Ended March 31, 2019			Growth Rates Compared to Prior Period
Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$33,486	$-	$33,486	$43,336	$-	$43,336	(22.7%)	-	(22.7%)
VAR and Integrator	65,194	-	65,194	62,492	-	62,492	4.3%	-	4.3%
Retail	-	32,049	32,049	-	39,136	39,136	-	(18.1%)	(18.1%)
Total revenues	$98,680	$32,049	$130,729	$105,828	$39,136	$144,964	(6.8%)	(18.1%)	(9.8%)

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$4,253	$-	$4,253	$5,285	$-	$5,285	(19.5%)	-	(19.5%)
VAR and Integrator	15,969	-	15,969	15,288	-	15,288	4.5%	-	4.5%
Retail	-	5,042	5,042	-	7,694	7,694	-	(34.5%)	(34.5%)
Total gross profit	$20,222	$5,042	$25,264	$20,573	$7,694	$28,267	(1.7%)	(34.5%)	(10.6%)
% of revenues	20.5%	15.7%	19.3%	19.4%	19.7%	19.5%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019	Growth Rates Compared to Prior Period

Product Revenues
Base Station Infrastructure	$69,069	$74,970	(7.9%)
Network Systems	22,552	19,737	14.3%
Installation, Test and Maintenance	6,025	7,967	(24.4%)
Mobile Device Accessories	33,083	42,290	(21.8%)
Total revenues	$130,729	$144,964	(9.8%)

Product Gross Profit
Base Station Infrastructure	$14,521	$15,386	(5.6%)
Network Systems	3,927	2,926	34.2%
Installation, Test and Maintenance	1,084	1,534	(29.3%)
Mobile Device Accessories	5,732	8,421	(31.9%)
Total gross profit	$25,264	$28,267	(10.6%)
% of revenues	19.3%	19.5%